Exhibit 10.10
COMMON EQUITY PURCHASE AGREEMENT
          This Purchase Agreement (this “Agreement”) is made as of this 4th day of August, 2006 (the “Issue Date”) between NRG Common Stock Finance II LLC, a Delaware limited liability company (“Issuer”), and NRG Energy, Inc., a Delaware corporation and sole member of the Issuer (together with its successor and assigns, “NRG”).
W I T N E S S E T H
          WHEREAS, Issuer wishes to sell to NRG, and NRG wishes to purchase, 100% of Issuer’s limited liability company membership interests (the “Membership Interests”) on the terms and conditions as set forth herein.
          NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
          1.     Definitions.   Capitalized terms not defined herein shall have the meaning ascribed to them in the limited liability company agreement dated August 4, 2006 by NRG and Lisa A. DeDonato, as Springing Member (the “LLC Agreement”) or the Note Purchase Agreement dated August 4, 2006 between the Issuer, Credit Suisse International and Credit Suisse Securities (USA) LLC (the “Note Agreement”), as applicable.
          2.     Sale and Purchase.
                  (a)     Upon the terms and subject to the conditions set forth herein, Issuer agrees to issue and sell to NRG, and NRG agrees to purchase from Issuer, the Membership Interests.
                  (b)     NRG will make payment to Issuer in immediately available funds, by wire transfer to an account designated by Issuer on each Funding Date, an amount equal to the product of (i) the Daily Notional Amount for the Scheduled Trading Day in the Reference Period corresponding to such Funding Date and (ii) 16.2189% (each such amount, the “Daily NRG Funding Amount” for such Funding Date).
          3.     Representations and Warranties of NRG.   NRG represents and warrants to Issuer, as of the date hereof, that:
                  (a)     it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;
                  (b)     it has the power to execute this Agreement and any other documentation relating this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

                  (c)     such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
                  (d)     all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
                  (e)     its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
                  (f)     it is an “Accredited Investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act;
                  (g)     it is an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended; and
                  (g)     it is a “qualified purchaser” as such term is defined in Section 2(51)(A) of the Investment Company Act of 1940, as amended.
          4.     Procedure for Funding of Issuer.   The satisfaction of Issuer’s obligations under the Transaction Documents with respect to any Funding Date shall be preceded by the following actions, in the following order:
                  (a)     NRG shall have issued with respect to such Funding Date a valid notice pursuant to Section 3(c) of the Note Purchase Agreement with respect to the Daily Notional Number of Shares;;
                  (b)     NRG shall pay the Daily NRG Funding Amount with respect to such Funding Date; and
                  (c)     the Daily Funding Amount (as defined in the Note Purchase Agreement) and the Daily Funding Amount (as defined in the Preferred Interest Purchase Agreement) shall be paid, in each case pursuant to the terms of the relevant Transaction Document.
          5.     Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to NRG shall be given to it at NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540, Attention: General Counsel, Fax: (609) 524-4589.

Notices to Issuer shall be given to it at CT Corporation System, 1209 Orange Street, Wilmington, Delaware, copy to NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540, Attention: General Counsel, Fax: (609) 524-4589.
          6.     Counterparts.   This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
          7.     Governing Law.
                  (a)     THIS AGREEMENT AND ANY PRICING CONFIRMATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
                  (b)     The parties hereto irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby, or for the recognition or enforcement of any judgment. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that NRG may otherwise have to bring any action or proceeding relating to this Agreement against Issuer or its properties in the courts of any jurisdiction.
                  (c)     Issuer irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (b) of this section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
          8.     Integration; Amendments and Waivers.
                  (a)     Except as provided herein, this Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede any previous agreement or understanding between them relating hereto or thereto and may not be modified, altered or amended except as provided therein.

                  (b)     No amendment or waiver of any provision of this Agreement, nor consent to any departure by Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by Issuer and NRG.
          9.     Waiver of Jury Trial.   The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.
          10.     Severability.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

NRG:

NRG Energy, inc.

By	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: Executive Vice President, CFO

ISSUER:

NRG Common Stock Finance II LLC

By	/s/ Clint Freeland
Name: Clint Freeland
Title: VP & Treasurer

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